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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                              AS OF AUGUST 31, 2001

                                               JURISDICTION OF       PERCENTAGE
    NAME OF SUBSIDIARY                          INCORPORATION           OWNED
    ------------------                         ---------------       ----------

AHT, Inc.                                       Pennsylvania             100
Centro Tecnico Joist, S.A. de C.V.              Mexico                    49
CMC (Australia) Pty., Limited                   Australia                100
CMC Concrete Accessories, Inc.                  Texas                    100
CMC Fareast Limited                             Hong Kong                100
CMC International (S.E. Asia) Pte., Limited     Singapore                100
CMC Oil Company                                 Texas                    100
CMC Receivables, Inc.                           Delaware                 100
CMC Steel Holding Company                       Delaware                 100
CMC Steel Fabricators, Inc.                     Texas                    100
CMC Steel IPH Company                           Delaware                 100
CMC Trading A.G.                                Switzerland              100
CMC Trinec GmbH                                 Germany                   50
CMC (UK) Limited                                England                  100
Cometals China, Inc.                            Texas                    100
Cometals Far East, Inc.                         Texas                    100
Commercial Metals - Austin Inc.                 Texas                    100
Commercial Metals Deutschland GmbH              Germany                  100
Commercial Metals (International) AG            Switzerland              100
Commercial Metals Overseas Export (FSC) Corp.   US Virgin Islands        100
Commercial Metals Railroad Salvage Company      Texas                    100
Commercial Metals SF/JV Company                 Tennessee                100
Construction Materials, Inc.                    Louisiana                100
Daltrading Limited                              Switzerland              100
Howell Metal Company                            Virginia                 100
Owen Electric Steel Company of South Carolina   South Carolina           100
Owen Industrial Products, Inc.                  South Carolina           100
Owen Joist Corporation                          South Carolina           100
Owen Joist of Florida, Inc.                     Florida                  100
Owen of Georgia, Inc.                           Georgia                  100
Owen Steel Company of Florida                   Florida                  100
Owen Steel Company of N.C., Inc.                North Carolina           100
Owen Supply Company, Inc.                       South Carolina           100
Pyrosteel Limited, Sydney                       Australia                 50
Regency Advertising Agency, Inc.                Texas                    100
SMI-Owen Steel Company, Inc.                    South Carolina           100
SMI Rebar Coating JV, Inc.                      North Carolina           100
SMI Steel Inc.                                  Alabama                  100
Steel Productos de Mexico, S.A. de C.V.         Mexico                    99
Structural Metals, Inc.                         Texas                    100
Zenith Finance and Construction Company         Texas                    100